Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information contact:

March 20, 2025	Rodger A. McHargue at (812) 238-6000

First Financial Corporation Declares Quarterly Dividend

TERRE HAUTE, INDIANA - The directors of First Financial Corporation (NASDAQ: THFF) have declared a dividend of 51 cents per share payable on April 15, 2025, to shareholders of record at the close of business April 1, 2025.

First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana, Illinois, Kentucky, Tennessee, and Georgia.